EXHIBIT 99.1

      SUPERCONDUCTOR TECHNOLOGIES INC. ANNOUNCES THIRD QUARTER 2006 RESULTS

    SANTA BARBARA, Calif., Nov. 9 /PRNewswire-FirstCall/ -- Superconductor Technologies Inc. (Nasdaq: SCON) ("STI"), a leading provider of high performance infrastructure products for wireless voice and data applications, today announced results for the quarter and nine months ended Sept. 30, 2006.

    Total net revenues for the third quarter were $5.9 million, compared to $5.0 million in the second quarter of 2006 and $3.9 million in the year ago third quarter. Net commercial product revenues for the third quarter were $4.9 million, compared to $3.9 million in the second quarter of 2006 and $3.1 million in the third quarter of 2005. Government and other contract revenue totaled $1.0 million during the 2006 third quarter, compared to $1.1 in the second quarter of 2006 and $865,000 during the year ago period.

    Net loss for the third quarter totaled $2.1 million, compared to a net loss of $22.7 million for the second quarter of 2006, which included a non-cash charge of $20.1 million to write-off all the goodwill from the acquisition of Conductus in December 2002, and a net loss of $3.6 million in the third quarter of 2005. Net loss was $0.17 per diluted share for the third quarter, compared to a net loss of $1.82 per diluted share in the second quarter of 2006 including the goodwill charge, and a net loss of $0.31 per diluted share in the third quarter of 2005.

    "The third quarter's net commercial product revenues increased approximately 60 percent over last year, and 26 percent sequentially. We also increased our backlog by almost $1 million. Our sales efforts building strategic business relationships at key customers are beginning to show significant traction," said Jeff Quiram, STI's president and chief executive officer. "This quarter we expanded our customer base by entering into a Master Supplier Agreement with a major North American wireless carrier. We now have the opportunity to work with this carrier to optimize its RF network with our solutions and in the third quarter received our first orders. We continue to expand our total addressable markets by leveraging our existing core technology and utilizing the expertise of our technical team. For example, in October we launched the AmpLink(TM) 1700 solution for the new Advanced Wireless Services (AWS) spectrum. This solution provides a simple and cost effective method to integrate this new spectrum into the current network while continuing to enhance overall network performance. We believe our increasingly successful sales strategy combined with the continued growth of advanced wireless networks provides significant opportunity for long-term success at STI."

    For the first nine months of 2006, total net revenues were $15.8 million, compared to $16.8 million for the first nine months of 2005. Net commercial product revenues for the first nine months of 2006 were $13.3 million, compared to $14.4 million in the year ago period. The company recorded $2.5 million in government and other contract revenues for the first nine months of 2006, compared to $2.4 million for the first nine months 2005. The net loss for the first nine months of 2006, which includes the non-cash goodwill impairment charge of $20.1 million, was $28.0 million, compared to $11.2 million for the prior year's first nine months. Excluding the non-cash goodwill impairment charge, net loss for the first nine months was $7.9 million. The net loss for the first nine months of 2006, including the goodwill charge, was $2.24 per diluted share, compared to $1.01 per diluted share in the first nine months of 2005.

    As of Sept. 30, 2006, STI had $11.2 million in working capital, including $5.4 million in cash and cash equivalents. Commercial product backlog was $1.9 million at Sept. 30, 2006, compared to $950,000 at the end of the third quarter 2005.

    Investor Conference Call

    STI will host an investor conference call today at 1:30 p.m. Pacific Time, Nov. 9, 2006. The call will be accessible live by dialing 800-218-0713. International participants may dial 303-262-2138. A replay will be available until Nov. 13, 2006 by dialing 800-405-2236, pass code 11073909#.
International callers may access the replay by dialing 303-590-3000, pass code 11073909#. The call will also be simultaneously webcast and available on STI's web site at http://www.suptech.com.

    About Superconductor Technologies Inc. (STI)

    Superconductor Technologies Inc., headquartered in Santa Barbara, CA, is a leading provider of high performance infrastructure products for wireless voice and data applications. STI's SuperLink(R) solution increases capacity utilization, lowers dropped and blocked calls, extends coverage, and enables faster wireless data rates. Its AmpLink(TM) solution enhances the performance of wireless base stations by improving receiver sensitivity and geographic coverage.

    SuperLink and AmpLink are trademarks of Superconductor Technologies Inc. in the United States and in other countries. For information about STI, please visit www.suptech.com.

    Safe Harbor Statement

    The press release contains forward-looking statements made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, STI's views on future fundraising plans, profitability, revenues, market growth, capital requirements and new product introductions and any other statements identified by phrases such as "thinks," "anticipates," "believes," "estimates," "expects," "intends," "plans," "goals" or similar words. Forward-looking statements are not guarantees of future performance and are inherently subject to uncertainties and other factors which could cause actual results to differ materially from the forward-looking statements. For example, the financial results reported in this press release are based on certain assumptions and estimates made by management and are subject to adjustment prior to the filing of the company's Quarterly Report on Form 10-Q with the SEC. Other factors and uncertainties include: fluctuations in product demand from quarter to quarter which can be significant; STI's ability to diversify its concentrated customer base; the impact of competitive filter products technologies and pricing; unanticipated decreases in the capital spending of wireless network operators; and manufacturing capacity constraints and difficulties. Forward-looking statements can be affected by many other factors, including, those described in the Risk Factors and the MD&A sections of its 2005 Annual Report on Form 10-K and most recent Form 10-Q. These documents are available online at STI's website, www.suptech.com, or through the SEC's website, www.sec.gov. Forward-looking statements are based on information presently available to senior management, and STI has not assumed any duty to update any forward-looking statements.

    Contact

    For further information please contact please contact Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc.

                              - Tables to Follow -

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                                   (Unaudited)

                                             Three Months Ended                  Nine Months Ended
                                      --------------------------------    --------------------------------
                                          October         September          October          September
                                          1, 2005          30, 2006           1, 2005          30, 2006
                                      --------------    --------------    --------------    --------------
Net revenues:
  Net commercial product revenues     $    3,052,000    $    4,897,000    $   14,401,000    $   13,319,000
  Government and other contract
   revenues                                  865,000         1,002,000         2,408,000         2,432,000
  Sub license royalties                           --            11,000            15,000            20,000

     Total net revenues                    3,917,000         5,910,000        16,824,000        15,771,000

Costs and expenses:
  Cost of commercial product
   revenues                                3,507,000         4,220,000        13,507,000        11,736,000
  Contract research and development          576,000           651,000         2,307,000         1,658,000
  Other research and development           1,102,000           767,000         3,038,000         2,698,000
  Selling, general and
   administrative                          2,428,000         2,436,000         9,060,000         7,831,000
  Restructuring expenses                          --                --           228,000                --
  Goodwill impairment charge                      --                --                --        20,107,000

     Total costs and expenses              7,613,000         8,074,000        28,140,000        44,030,000

Loss from operations                      (3,696,000)       (2,164,000)      (11,316,000)      (28,259,000)

  Interest income                             98,000            83,000           208,000           317,000
  Interest expense                           (25,000)          (11,000)          (98,000)          (35,000)

     Net loss                         $   (3,623,000)   $   (2,092,000)   $  (11,206,000)   $  (27,977,000)

Basic and diluted loss per common
 share                                $        (0.31)   $        (0.17)   $        (1.01)   $        (2.24)

Weighted average number of common
 shares outstanding                       11,655,492        12,483,367        11,064,823        12,483,367

See accompanying notes to the condensed consolidated financial statement

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

                                                      December 31,
                                                          2005          September 30,
                                                       (See Note)           2006
                                                     --------------    --------------
                      ASSETS
Current Assets:
  Cash and cash equivalents                          $   13,018,000    $    5,414,000
  Accounts receivable, net                                2,166,000         2,554,000
  Inventory, net                                          5,364,000         6,468,000
  Prepaid expenses and other current assets                 723,000           601,000
     Total Current Assets                                21,271,000        15,037,000

  Property and equipment, net of accumulated
   depreciation of $17,295,000 and
   $18,064,000, respectively                              7,803,000         6,276,000
  Patents, licenses and purchased technology,
   net of accumulated amortization of
   $1,065,000 and $1,309,000, respectively                2,514,000         2,417,000
  Goodwill                                               20,107,000                --
  Other assets                                              350,000           213,000
     Total Assets                                    $   52,045,000    $   23,943,000

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable                                        2,036,000         1,982,000
  Accrued expenses                                        1,998,000         1,845,000
  Current portion of capitalized lease
   obligations and long term debt                            19,000            19,000
     Total Current Liabilities                            4,053,000         3,846,000

  Capitalized lease obligations and long
   term-debt                                                 14,000                --
  Other long term liabilities                               721,000           591,000
     Total Liabilities                                    4,788,000         4,437,000

Commitments and contingencies-Notes 6, 8 and 9

Stockholders' Equity:
  Preferred stock, $.001 par value,
   2,000,000 shares authorized, none issued
   and outstanding                                               --                --
  Common stock, $.001 par value, 250,000,000
   shares authorized, 12,483,367 shares issued
   and outstanding                                           12,000            12,000
  Capital in excess of par value                        208,545,000       208,728,000
  Notes receivable from stockholder net                     (65,000)          (22,000)
  Accumulated deficit                                  (161,235,000)     (189,212,000)
     Total Stockholders' Equity                          47,257,000        19,506,000

     Total Liabilities and Stockholders' Equity      $   52,045,000    $   23,943,000

See accompanying notes to the condensed consolidated financial statements

Note - December 31, 2005 balances were derived from audited financial statements

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                             Nine Months Ended
                                                     --------------------------------
                                                       October 1,       September 30,
                                                          2005              2006
                                                     --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                             $  (11,206,000)   $  (27,977,000)
Adjustments to reconcile net loss to
 net cash used in operating activities:
  Depreciation and amortization                           2,214,000         1,982,000
  Non-cash restructuring                                    137,000
  Non-cash goodwill impairment charges                                     20,107,000
  Warrants-Options                                           24,000           183,000
  Provision for excess and obsolete inventories             612,000           270,000
  Forgiveness of note receivable                            150,000                --
  Gain on disposal of property and equipment               (126,000)               --
  Reserve for impairment of note and
   interest receivable from Stockholder                                        43,000
     Changes in assets and liabilities:
       Accounts receivable                                   58,000          (388,000)
       Inventory                                          2,291,000        (1,374,000)
       Prepaid expenses and other current assets             30,000           122,000
       Patents, licenses and purchased technology           (82,000)         (148,000)
       Other assets                                         (35,000)          137,000
       Accounts payable, accrued expenses
        and other long-term liabilities                  (1,782,000)         (336,000)
       Net cash used in operating activities             (7,715,000)       (7,379,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment                202,000                --
Purchases of property and equipment                        (100,000)         (211,000)
       Net cash used in investing activities                102,000          (211,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term borrowings                         662,000                --
Payments on short-term borrowings                        (1,600,000)               --
Payments on long-term obligations                           (39,000)          (14,000)
Proceeds from sale of common stock and
 exercise of stock options and warrants                  12,500,000                --
Payment of common stock issuance costs                   (1,818,000)               --
       Net cash used in financing activities              9,705,000           (14,000)

Net decrease in cash and cash equivalents                 2,092,000        (7,604,000)
Cash and cash equivalents at beginning of period         12,802,000        13,018,000
Cash and cash equivalents at end of period           $   14,894,000    $    5,414,000

                        SUPERCONDUCTOR TECHNOLOGIES INC.
                 RECONCILIATION OF NET LOSS TO NON-GAAP NET LOSS
                                   (Unaudited)

                                             Three Months Ended                   Nine Months Ended
                                      --------------------------------    --------------------------------
                                          October          September          October         September
                                          1, 2005           30, 2006          1, 2005          30, 2006
                                      --------------    --------------    --------------    --------------
Net loss as reported                  $   (3,623,000)   $   (2,092,000)   $  (11,206,000)   $  (27,977,000)

  Plus goodwill impairment charge                                                           $   20,107,000

Non-GAAP net loss                     $   (3,623,000)   $   (2,092,000)   $  (11,206,000)   $   (7,870,000)

SOURCE  Superconductor Technologies Inc.
    -0-                             11/09/2006
    /CONTACT: Investor Relations, Kirsten Chapman, invest@suptech.com, or Moriah Shilton, both of Lippert / Heilshorn & Associates, +1-415-433-3777, for Superconductor Technologies Inc. /
    /Web site:  http://www.suptech.com /
    (SCON)